Exhibit 99.(q)

GLOBAL X FUNDS

POWER OF ATTORNEY

September 26, 2008

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Bruno del Ama, Jose Gonzalez, Jane A. Kanter, and Kevin Bopp and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission (“SEC”) or any state regulatory agency or authority that are applicable to Global X Funds (“Trust”) or any of its series (each a “Fund”) and capable of being signed by power of attorney under applicable law, rule and regulation, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC or any state regulatory agency or authority, as appropriate, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she could or might do in person in his or her capacity as a Trustee or officer of the Trust or for the benefit of any Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Sanjay Ram Bharani

Sanjay Ram Bharani

/s/ Scott R. Chichester

Scott R. Chichester

/s/ Kartik Kiran Shah

Kartik Kiran Shah